THE HARMAT ORGANIZATION, INC.
                                                22 Old Country Road
                                                   P.O. Box 539
                                              Quogue, New York, 11959


                                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO
                                     BE HELD ON JUNE 18, 1999 AT 10:00 A.M.

To the Shareholders of
The Harmat Organization, Inc.

         Notice is hereby given that the Annual Meeting of Shareholders of The Harmat Organization, Inc., a Delaware corporation (the "Company"), will be held at Westhampton Bath & Tennis Hotel, Atlantica Restaurant, 231 Dune Road, Westhampton Beach, New York on June 18, 1999 at the hour of 10:00 a.m. local time for the following purposes:

     (1) To elect five (5) Directors of the Company for the following year; and

         (2) To transact such other business as may properly come before the Meeting.

         Only shareholders of record at the close of business on May 14, 1999 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                            By Order of the Board of Directors



                                            Scott Prizer, Secretary

May 14, 1999

                  IF YOU WISH TO VOTE IN FAVOR OF EACH OF THE PROPOSAL AND FOR THE NOMINEES PRESENTED, CHECK THE APPROPRIATE BOX AND SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IN ANY EVENT, YOUR PROMPT RETURN OF A SIGNED AND DATED PROXY WILL BE APPRECIATED.

                                          ANNUAL MEETING OF STOCKHOLDERS

                                                        OF

                                           The Harmat Organization, Inc.


                                                   June 18, 1999
                                                 -----------------

                                                  PROXY STATEMENT
                                                 -----------------

                                                GENERAL INFORMATION

Proxy Solicitation

                  This Proxy Statement is furnished to the holders of Common Stock, $.001 par value per share ("Common Stock"), of The Harmat Organization, Inc. ("Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held June 18, 1999, or at any continuation or adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purpose of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The
Board of Directors knows of no other business which will come before the meeting.

                  Proxies for use at the meeting will be mailed to stockholders on or about May 14, 1999 and will be solicited chiefly by mail, but additional solicitation may be made by telephone, telegram or other means of telecommunications by directors, officers, consultants or regular employees of the Company. The Company may enlist the assistance of brokerage houses, fiduciaries, custodians and other like parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing the proxy material, will be borne by the Company.

Revocability and Voting of Proxy

                  A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote "FOR" each of the nominees for director as described in Proposal No. 1. Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated. If any other matters properly come before the meeting or any continuation or adjournment thereof, the proxies intend to vote in accordance with their best judgment.

Record Date and Voting Rights

                  Only stockholders of record at the close of business on May 14, 1999 are entitled to notice of and to vote at the Annual Meeting of Shareholders or any continuation or adjournment thereof. Each share of Common Stock is entitled to one vote per share. Any share of Common Stock held of record on May 14, 1999 shall be assumed, by the Board of Directors, to be owned beneficially by the record holder thereof for the period shown on the Company's stockholder records. The affirmative vote of a majority of the shareholders present in person or by proxy at the meeting is required for the election of the directors to be elected by such shares. The present directors and officers of the Company holding approximately 19% of the outstanding Common Stock of the Company intend to vote "FOR" the slate of directors.

                                                  PROPOSAL NO. 1

                                               ELECTION OF DIRECTORS

                  The By-Laws of the Company provide for a Board of Directors of not less than five (5) members. The Board of Directors currently consists of five (5) members. At the meeting, five directors will be elected to serve until the 2000 Annual Meeting of Stockholders and until their successors have been elected and qualified. Present vacancy or vacancies which occur during the year may be filled by the Board of Directors, and any directors so appointed must stand for reelection at the next annual meeting of stockholders. All current directors have been nominated for reelection. The nominees to be voted on by stockholders are Messrs. Schilowitz, Prizer, Siegel, Sass and Eiten.

                  All nominees have consented to be named and have indicated their intent to serve if elected. The Company has no reason to believe that any of these nominees are unavailable for election. However, if any of the nominees become unavailable for any reason, the persons named as proxies may vote for the election of such person or persons for such office as the Board of Directors of the Company may recommend in the place of such nominee or nominees. It is intended that proxies, unless marked to the contrary, will be voted in favor of the election of Messrs. Schilowitz, Prizer, Siegel, Sass and Eiten.


         The Board of Directors recommends that the stockholders vote "FOR" the election of the following five nominees (Item No. 1 on the proxy card).

                                               NOMINEES FOR ELECTION

The Directors of the Company and a brief summary of their business experience and certain other information with respect to them are set forth below:

Name                                        Age                                 Title

Matthew C. Schilowitz                       35                         President, CEO & Chairman

Scott Prizer                                36                         Secretary & Director

Seymour G. Siegel                           56                         Treasurer & Director

David W. Sass                               63                         Director

David S. Eiten                              34                         Director

     Matthew C. Schilowitz Mr. Schilowitz founded Harmat in 1985, and has been its president and chairman since inception. Mr. Schilowitz has a B.A. in
Business Administration from Tulane University.

     Scott Prizer Mr. Prizer became an officer and director of the Company in July 1995. From 1990 to 1992, he worked as an investment banker specializing in mergers and acquisitions at European Investors, Inc. ("EII"). Since 1992, he has worked as a investment advisor/asset manager in the real estate group of EII. He is a Vice President of EII, and an investment advisor with real estate and securities portfolios, in excess of $800,000,000. Mr. Prizer has a B.A. from George Washington University and an M.B.A. from New York University. Mr. Prizer is Mr. Schilowitz's first cousin.


     Seymour G. Siegel Mr. Siegel became a director of the Company in July 1995. Mr. Siegel is a CPA (inactive) and from 1969-1990 was senior partner and founder of Siegel Rich & Co. P.C. ("Siegel Rich"), an accounting firm specializing in privately owned businesses and high net worth individuals. In 1990, Siegel Rich merged with M.R. Weiser & Co. Mr. Siegel stayed on as a senior partner until 1994, when he co-founded Siegel Rich Inc., a firm providing advisory services to businesses regarding mergers and acquisitions, long-range planning and problem resolution.

David W. Sass Mr. Sass has been a director of the Company since July 1995. For the past 37 years, Mr. Sass has been a practicing attorney in New York City and is currently a senior partner in the law firm of McLaughlin & Stern, LLP, counsel to the Company. Mr. Sass is a director of Genisys Reservation Systems, Inc., a company engaged in the internet travel business; an officer of Westbury Metals Group, Inc., a company engaged in the refining of precious metals; a director of Pallet Management Systems, Inc., a company engaged in the manufacture and repair of wooden pallets and other packaging services and a member and Vice Chairman of the Board of Trustees of Ithaca College.

     David S. Eiten Mr. Eiten became a director of the Company in January 1996. From 1990 to the present he is the owner and operator of a residential and commercial construction company. From 1986 to 1990 he was Vice President of Field Operations for the Company.

         During Fiscal 1998 the Board of Directors held three meetings and acted two times by unanimous written consent. The Board determined that outside directors would receive an honorarium of $2,500 per meeting attended but no more than $10,000 per year.

                SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

                  On May 14, 1999, there were 2,612,500 shares of Common Stock outstanding. The following table sets forth as of May 14, 1999, the number of shares of Common Stock of the Company and the percentage of that class owned beneficially, within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the percentage of the Company's voting power owned by (i) all the directors of the Company who are stockholders; (ii) all stockholders known by the Company to own more than five percent of the Company's Common Stock; and (iii) all directors and officers as a group. All shares set forth in the following table are entitled to one vote per share and the named beneficial owner has sole voting and investment power.

Matthew C. Schilowitz                                500,000(1)(2)                               19.1%
c/o Harmat Homes Inc.
P.O. Box 539
Quogue, NY 11959

Scott Prizer                                         10,000(3)                                     0%
145 West 67th St.
New York, NY 10023

Seymour G. Siegel                                    10,000(3)                                     0%
c/o Siegel Rich Resources, Inc.
1180 Avenue of the Americas
New York, NY 10036

David W. Sass                                        10,000(3)                                     0%
c/o McLaughlin & Stern, LLP
380 Lexington Ave.
New York, NY 10168

David S. Eiten                                       10,000(3)                                     0%
7 Thorngrove Lane
Dix Hills, New York 11746

All officers and directors                           500,000                                              19.1%
 as a group (5 persons)
------------------
*        No shares owned.



(1) Does not include shares of Common Stock which may be issued pursuant to the Plan for Incentive Compensation of Matthew Schilowitz (the "Schilowitz Incentive Plan") adopted by the Board of Directors, and approved by the Company's stockholders on March 1, 1996 and amended
         August 3, 1996, March 24, 1997 and June 19, 1997. Pursuant to the Schilowitz Incentive Plan, Mr. Schilowitz has been granted an option (the "Option") to purchase up to an aggregate of 500,000 shares of Common Stock at an exercise price of $1.125 per share, as amended. The Option has a duration of ten years. The Option grants: (i) the right to purchase 250,000 shares of Common Stock, such right to vest and become exercisable upon the Company realizing annual pre-tax earnings equaling or exceeding $750,000; and (ii) the right to purchase 250,000 shares of Common Stock, such right to vest and become exercisable upon the Company realizing annual pre-tax earnings equaling or exceeding $1,500,000. The number of shares granted under the Schilowitz Incentive Plan is subject to adjustment in the event of the Company's declaration of stock dividends, stock splits, reclassification and the occurrence of other similar events.

(2) Does not include shares of Common Stock which were issued pursuant to the Company's 1996 Qualified Stock Option Plan ("1996 Plan") adopted by the Board of Directors and approved by the Company's stockholders on January 23, 1997. On March 24, 1997, as part of the 1996 Plan, Mr. Schilowitz was granted an option of 300,000 shares of the Company's Common Stock at an exercise price of $2.337 per share, being 110% of the fair market value of such shares. On June 19, 1998, the Board voted to reduce the exercise of such options for Mr. Schilowitz to $.35. The Option has a duration of five years.

(3) Does not includes shares of Common Stock which may be issued pursuant to the Company's Qualified Stock Option Plan adopted by the Board of Directors and approved by the Company's stockholders on January 23, 1997, pursuant to which five year options on 10,000 shares each were granted and are exercisable at $1.25 per share. On June 19, 1998, the Board voted to reduce the exercise of such options for Mr. Schilowitz to $.35. The Option has a duration of five years.

                                              EXECUTIVE COMPENSATION

         The following table sets forth the aggregate cash compensation paid by the Company during each of the last three fiscal years to its Chief Executive
Officer.




                                                            Summary Compensation Table
                                                   Annual Compensation                         Long Term Compensation
Name and principal         Year                                                                                           All other
position                                                                             Awards                    Payouts  compensation
                                       Salary         Bonus($)       Other          Restricte   Securities      LTIP
                                       ($)                           annual         d Stock     Underlying      Payouts
                                                                     compen-        awards      Options/SARs (#)   ($)
                                                                     sation
Matthew  C.                1998        $155,000
Schilowitz(1)(2)
                           1997        $105,000                                                 500,000 shares of
                                                                                                Common Stock

                                                                                                300,000 shares of
                                                                                                Common Stock

                           1996        $52,000





(1) See the discussion of the Company's employment agreement with Mr. Schilowitz as described below.

(2) The Plan for Incentive Compensation of Matthew Schilowitz (the "Schilowitz Incentive Plan") was adopted by the Board of Directors and approved by the Company's stockholders on March 1, 1996, amended August 3, 1996, March 24, 1997 and June 19, 1997. Pursuant to the Schilowitz Incentive Plan, Mr. Schilowitz has been granted an option (the "Option") to purchase up to an aggregate of 500,000 shares of Common Stock with an exercise price of $.35 per share, as amended.

         On March 24, 1997, as part of the Company's 1996 Qualified Stock Option Plan, Mr. Schilowitz was granted an option of 300,000 shares of the Company's common stock at an exercise price of $2.337 per share, being 110% of the fair market value of such shares. On June 19, 1998, the Company reduced the exercise price of such options to $.35. The Option has a duration of five- years.

                                               CERTAIN TRANSACTIONS

         The Company has entered into an employment agreement with Matthew C. Schilowitz, as described below.

         On April 1, 1996, the Company entered into a five year employment agreement which was amended August 3, 1996, January 23, 1997 and June 19, 1997 with Matthew C. Schilowitz, a stockholder, director and officer of the Company (the "Schilowitz Agreement"). Under the Agreement, Mr. Schilowitz's compensation is $105,000 for the first year, $155,000 for the second year, $205,000 for the third year, $255,000 for the fourth year and $305,000 for the fifth year. In addition, Mr. Schilowitz will receive a bonus of 5% of the pre-tax earnings of the Company in each fiscal year.

         The foregoing employment agreement terminates upon death or disability of the employee and permits the Company to terminate the Schilowitz Agreement upon the occurrence of certain events or the commission of certain acts or for any other reason provided that the Company pays to such employee a severance payment equal to the aggregate base salary otherwise owed to such employee over the remaining term of the employment agreement (other than for instances in which such employee is terminated for "cause" as defined in such agreement). Pursuant to the provisions of his employment agreement, in the event that Mr. Schilowitz is not nominated or re-elected to serve as member of the Board of Directors, either may terminate his employment with the Company and will, in such event, be entitled to continue to receive his base salary as set forth in such employment with the Company for the remainder of the term thereof. The employment agreement also contains certain confidentiality and non-competition provisions which are operative during the term of the agreement and for given periods of time after termination thereof.

         The Plan for Incentive Compensation of Matthew Schilowitz (the "Schilowitz Incentive Plan") was adopted by the Board of Directors and approved by the Company's stockholders on March 1, 1996, amended August 3, 1996, March 24, 1997 and June 19, 1998. Pursuant to such plan, Mr. Schilowitz has been granted an option (the "Option") to purchase up to an aggregate of 500,000 shares of Common Stock at an exercise price of $.35 per share. The Option provides for the grant of: (i) the right to purchase 250,000 shares of Common Stock such right to vest and become exercisable upon the Company realizing annual earnings before taxes equaling or exceeding $750,000; and (ii) the right to purchase 250,000 shares of Common Stock such right to vest and become exercisable upon the Company realizing annual earnings before taxes equaling or exceeding $1,500,000. Shares subject to options granted under the Schilowitz Incentive plan are subject to adjustment in the event of the Company's declaration of stock dividends, stock splits, reclassification and the occurrence of other similar events. The Company has reserved 500,000 shares of Common Stock for issuance under the Schilowitz Incentive Plan. Pursuant to the terms of the Schilowitz Incentive Plan, the Board of Directors or a committee established by the Board of Directors administers such plan.

         On January 23, 1997, the Board of Directors voted to grant options to four directors under the terms of the Company's 1996 Qualified Stock Option Plan. Each individual was granted a five year option to purchase 10,000 shares at a price of $1.25. On June 19,1998, the exercise price was reduced to $.35.

         On March 24, 1997, as part of the Company's 1996 Qualified Stock Option Plan, Mr. Schilowitz was granted an option of 300,000 shares of the Company's common stock at an exercise price of $2.337 per share, being 110% of the fair market value of such shares. On June 19, 1997, the Board voted to reduce the exercise price of such options for Mr. Schilowitz to $1.25. On June 19,1998, the exercise price was reduced to $.35. The Option has a duration of five-years.

         In July, 1997, the Company entered into an agreement to sell its interest in the Jagger Woods Development and certain other properties to an unaffiliated third party for approximately $3,130,000. The sale was consummated in December, 1997.

         The law firm of McLaughlin & Stern, LLP., of which Mr. Sass is a principal, received aggregate legal fees of $19,000 and $35,000 during 1998 and 1997 respectively for services rendered to the Company.

         Mr. Schilowitz has interests, either as a general partner, joint venturer or shareholder, in a number of entities which either have entered, or may in the future enter, into a variety of transactions with the Company. In addition, entities owned or controlled by Mr. Schilowitz own interests in various real estate ventures which may retain the Company as a builder for such developments.

         The following sets forth the name of each of the Company's affiliates, Mr. Schilowitz's interest therein, and its transactions (either current or contemplated), if any, with the Company:

Woodlands Construction
 Corp. LLP                                           50% shareholder
                           Woodlands provides contracting Services on small jobs
                           - Woodlands owns no property.



Bridle Path Development Corp.                        50% shareholder
Services
                           Bridle Path had a 14-lot subdivision. There is one available lot. The Company may provide construction services to Bridle Path in the future.

Woodland Development Association,
a partnership                                        1/3 interest

                           Woodland owns three building lots located in East Quogue, New York The Company may provide construction to Woodland in the future.


         The Company issued 1,750,000 shares of its Common Stock to Mr. Schilowitz in connection with the transfer to the Company of all of the issued and outstanding stock of Harmat Homes, Inc.

a construction and sales company; Harmat Capital Corp. which owns the corporate headquarters, and rental property in Southampton, New York. Northside Woods, Inc., which owns rental property in Westhampton, New York; Harmat Holding Corp., which owns the subdivision known as the Polo Grounds; Harmat Organization Inc., which owns an interest in Woodland Development Associates, a partnership; and a fifty percent interest in Quick Storage of Quogue, Inc. which owns the storage facility in Quogue, New York.

         In connection with the Company's initial public offering, at the request of the Underwriter, Mr. Schilowitz made a capital contribution to the Company of 500,000 shares reducing his holding to 1,250,000 in lieu of an escrow of 750,000 shares.

         The Company borrowed from affiliated persons an aggregate of $240,000 as follows: $20,000 from Sidney Prizer, the grandfather of Matthew Schilowitz, the President of the Company, which loan bore interest at 6% per annum, matured on December 31, 1996 and was repaid from the proceeds of the Company's Offering in September, 1996; $70,000 from Carol Bernstein, the mother of Matthew Schilowitz, which loan bears interest at 10% per annum and matured on December 31, 1996 and was repaid from the proceeds of the Offering; $150,000 payable to three former owners of Quick Storage of Quogue, Inc. in connection with the purchase by the Company of such persons 50% interest in such company. The monies due to Carol Bernstein, Sidney Prizer and the three former owners of the Quick Storage of Quogue, Inc., have been repaid in full.

         In July 1997, Matthew C. Schilowitz, the president, director and principal shareholder of the Company borrowed $200,000 from the Company, which loan was collateralized by 500,000 shares of the Company's common stock owned by Mr. Schilowitz. The unpaid balance of the loan at September 30, 1998 was $218,250. The loan bears interest at the annual prime rate of Chase Manhattan Bank. This loan is due on demand.

         During 1997 and 1998 the Company made loans to related parties in the amount of $67,000 and $186,696, respectively. Such loans had no stated interest rate and are due on demand.

         In April 1997 the Company purchased a building lot from Emerald Woods Development Corp. ("Emerald Woods") (of which Matthew Schilowitz is a 50% owner) for $195,000 and is in contract to construct and sell a house on such lot. The Company purchased two additional building lots from Emerald Woods in December 1997 for $190,000 and simultaneously sold them to an unaffiliated third party.

         In  October  1997  the  Company   purchased  a  2.5%  Class  A  Limited
Partnership interest in Woodland Development Associates (of which Matthew Schilowitz is a 33% owner) for a purchase price of $50,000.

          All of the Company's mortgages on the properties that it owns are personally guaranteed by Matthew Schilowitz, the President of the Company. The Company has agreed to indemnify Mr.
Schilowitz against any liability with respect to such guarantees.

     In connection with the Company's investment in Socket Communications, Inc., Socket

Communications, Inc. entered into a consulting agreement with Global Holdings, a limited partnership, the beneficiaries of which are trusts for the benefit of Mr. Schilowitz's children. The general partner of the partnership is a corporation controlled by Mr. Schilowitz's mother and another party. The partnership received a fee of $50,000 as well as a warrant to purchase 60,000 shares of Socket Communications, Inc. Common stock on the same terms and conditions as the warrant given to the Company in connection with its investment.

         All transactions between the Company and its affiliates will be reviewed solely by the Company's outside directors, who will determine the value of any services provided by the Company for any affiliated entity. All sums received by the Company will be equivalent to those granted by unrelated third parties.

                                            AUDIT MATTERS

         It is expected that a representative of the firm of Marks Shron & Company, independent auditors, will be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions.


                                          OTHER BUSINESS TO BE TRANSACTED

         As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the Annual Meeting of Stockholders. As for any business that may properly come before the Annual Meeting or any continuation or adjournment thereof, the Proxies confer discretionary authority to the person named therein. These persons will vote or act in accordance with their best judgment with respect thereto.

                                           ANNUAL REPORT TO STOCKHOLDERS

         The Annual Report to Stockholders for the year ended September 30, 1998 is being mailed to stockholders with this Proxy Statement.

                                    STOCKHOLDER PROPOSAL - 2000 ANNUAL MEETING

         Any stockholder proposals to be considered by the Company for inclusion in the proxy material for the 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by December 31, 1999.

         The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                            BY ORDER OF THE BOARD OF DIRECTORS




                                            SCOTT PRIZER, Secretary
New York, New York
May 14, 1999

                                           THE HARMAT ORGANIZATION, INC.

                                                     P R O X Y

     This Proxy is Solicited on Behalf of the Board of Directors

                  The undersigned hereby appoints Matthew C. Schilowitz and Scott Prizer as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the common stock of The Harmat Organization, Inc. held of record by the undersigned on May 14, 1999 at the annual meeting of shareholders to be held on June 18, 1999 or any adjournment thereof.

1.       ELECTION OF DIRECTORS

For all nominees listed below                        Withhold Authority to
(Except as Marked to the                    Vote All Nominees Listed
Contrary)                                      ___   Below        ___

Matthew C. Schilowitz, Scott Prizer, Seymour G. Siegel, David W.
Sass, David S. Eiten

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

         Please  sign name  exactly as appears  below.  When  shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                             Dated:                  , 1999


                                                     Signature


                           Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED
ENVELOPE